For Immediate Release

Hagerty Reports Full Year 2024 Results
Provides 2025 Outlook for Revenue and Profit Growth

•Full year 2024 Total Revenue increased 20% year-over-year to $1.200 billion
•Full year 2024 Written Premium increased 15% year-over-year to $1.044 billion
◦Added a record 279,000 new members in 2024
•Full year 2024 Marketplace revenue increased 90% year-over-year to $54.3 million
•Full year 2024 Operating Income increased 538% year-over-year to $66.4 million
•Full year 2024 Net Income increased 178% year-over-year to $78.3 million
•Full year 2024 Adjusted EBITDA increased 41% year-over-year to $124.5 million
•2025 outlook for Total Revenue growth of 12-13% on Written Premium gains of 13-14%
◦Margin expansion due to continued efficiency gains should result in Net Income growth of 30-40% and Adjusted EBITDA growth of 21-29%

TRAVERSE CITY, Mich., March 4, 2025 /PRNewswire/ – Hagerty, Inc. (NYSE: HGTY), an automotive enthusiast brand and leading specialty vehicle insurance provider, announced today financial results for the three and twelve months ended December 31, 2024.
“2024 was another excellent year at Hagerty with 20% revenue growth fueled by a record 279,000 new members. We are also investing to improve Hagerty and become more efficient in how we deliver on our brand promise to members and maintain our industry leading net promoter score of 82. These initiatives allowed us to translate revenue growth into even higher rates of profit growth, with net income up 178% and Adjusted EBITDA up 41%,” said McKeel Hagerty, Chief Executive Officer and Chairman of Hagerty.

“In 2025, Hagerty’s customer-centric model and automotive expertise should result in written premium growth of 13-14% and even faster rates of profit growth. Top-line growth should accelerate in the back half of 2025 as we anticipate rolling out the State Farm Classic Plus program to over 25 states in the year. Longer-term, we expect to more than double our policy count to three million by 2030,” continued Mr. Hagerty.

“2025 will be a year of elevated investment into our technology platforms that should enable us to deliver the accelerated growth we anticipate in 2026 and beyond, with more modern risk rating architecture and greater segmentation. These operational and capital investments will also position us for future margin expansion from the expected efficiency gains as the new technology platform improves and simplifies the member experience," added Mr. Hagerty.

FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL HIGHLIGHTS

•Fourth quarter 2024 Total Revenue increased 19% year-over-year to $291.7 million, and full year 2024 Total Revenue increased 20% year-over-year to $1.200 billion
•Fourth quarter 2024 Written Premium increased 13% year-over-year to $217.4 million, and full year 2024 Written Premium increased 15% year-over-year to $1.044 billion
•Fourth quarter 2024 Commission and fee revenue increased 15% year-over-year to $89.4 million, and full year 2024 Commission and fee revenue increased 16% year-over-year to $423.2 million
•Policies in Force Retention was 89.0% as of December 31, 2024 compared to 88.7% in the prior year period, and total insured vehicles increased 8% year-over-year to 2.6 million
•Fourth quarter 2024 Loss Ratio was 42.8% including 2.4% of impact from catastrophe losses, compared to 41.5% in the prior year period, and full year 2024 Loss Ratio was 46.4% including 5.6% of impact from catastrophe losses, compared to 41.5% in the prior year period
•Fourth quarter 2024 Earned Premium increased 14% year-over-year to $168.4 million, and full year 2024 Earned Premium increased 21% year-over-year to $643.3 million
•Fourth quarter 2024 Membership, marketplace and other revenue increased 68% year-over-year to $33.9 million, and full year 2024 Membership, marketplace and other revenue increased 30% year-over-year to $133.5 million
•Fourth quarter 2024 Marketplace revenue increased 329% year-over-year to $16.0 million, and full year 2024 Marketplace revenue increased 90% year-over-year to $54.3 million
•Fourth quarter 2024 Membership revenue increased 17% year-over-year to $15.2 million, and 2024 Membership revenue increased 10% year-over-year to $57.5 million
◦Hagerty Drivers Club (HDC) paid members increased 7% year-over-year to approximately 876,000 compared to 815,000
•Fourth quarter 2024 Operating Income of $6.0 million, an increase of $12.5 million compared to the prior year period, and full year 2024 Operating Income of $66.4 million, an increase of $56.0 million compared to the prior year period, or growth of 538%
•Fourth quarter 2024 Operating Income margin decreased by 470 bps compared to the prior year period, while full year 2024 Operating Income margin expanded by 450 bps compared to the prior year period
◦Cost containment and resource prioritization initiatives drove general and administrative expenses down by 3.4% in 2024. Salary and benefits increased 2.1% during 2024
◦Hurricanes Helene and Milton negatively impacted full year operating margins by 230 bps
•Fourth quarter 2024 depreciation and amortization was $9.1 million compared to $10.9 million in the prior year period, and full year 2024 depreciation and amortization was $38.9 million compared to $45.8 million in the prior year period
•Fourth quarter 2024 Net Income of $8.4 million, a decrease of $0.6 million compared to the prior year period, and full year 2024 Net Income of $78.3 million, an increase of $50.1 million compared to the prior year period, or growth of 178%
•Fourth quarter 2024 Net Income includes a $0.7 million increase in interest and other income, and full year 2024 Net Income includes a $13.0 million increase in interest and other income, primarily due to the diversification of Hagerty Re's investment portfolio which resulted in investing in higher yielding fixed maturity securities.
◦Full year 2024 Net Income includes a $8.5 million loss due to the change in fair value and settlement of warrant liabilities. These warrants were exchanged in July of 2024 for 3.9 million shares of Class A Common Stock.

◦The Company ended the year with $105 million of cash and availability compared to $105 million of total debt, $30 million of which is back leverage for Broad Arrow Capital’s portfolio of loans collateralized by collector cars

•Fourth quarter 2024 Adjusted EBITDA (a non-GAAP measure) of $19.9 million, an increase of $10.2 million compared to the prior year period, and full year 2024 Adjusted EBITDA of $124.5 million, an increase of $36.3 million compared to the prior year period, or growth of 41%
•Fourth quarter 2024 Basic and Diluted Earnings per Share was $0.01, and full year 2024 Basic and Diluted Earnings per Share was $0.10
•Fourth quarter 2024 Adjusted EPS (a non-GAAP measure) was $0.02, and full year 2024 Adjusted EPS was $0.24, compared to $0.04 in full year 2023

The definitions and reconciliations of non-GAAP financial measures are provided under the heading Key Performance Indicators and Certain Non-GAAP Financial Measures at the end of this press release.

2025 OUTLOOK - SUSTAINED GROWTH AND PROFITABILITY
We expect 2025 to be another year of strong profit growth for Hagerty as our team executes on our long-term plan to create value for stakeholders by investing in our long-term competitive advantages and delivering high rates of compounding revenue growth. In 2025, these investments aggregate to $20 million of elevated spend, primarily in our new technology platform, Duck Creek, for our insurance products. Duck Creek should help us efficiently grow our business over the coming years. We remain focused on growing our Insurance, Membership and Marketplace businesses, positioning us to deliver sustained, compounding profit growth over the coming years, fund our purpose to save driving and fuel car culture for future generations.

•For full year 2025, Hagerty anticipates:
◦Written Premium growth of 13-14%
◦Total Revenue growth of 12-13%
◦Net Income growth of 30-40%
◦Adjusted EBITDA growth of 21-29%
▪Profit ranges incorporate $20 million of elevated technology investments in 2025, as well as an estimated $11 million pre-tax impact from the Southern California wildfires during the first quarter of 2025 ($9 million post-tax)

		2025 Outlook ($)		2025 Outlook (%)
in thousands	2024 Results	Low End	High End	Low End	High End
Total Written Premium	$1,044,492	$1,180,000	$1,191,000	13%	14%
Total Revenue	$1,200,038	$1,344,000	$1,356,000	12%	13%
Net Income [1]	$78,303	$102,000	$110,000	30%	40%
Adjusted EBITDA [2]	$124,473	$150,000	$160,000	21%	29%

1    Fully diluted share count post warrant exchange of ~360 million including Class A Common Stock, Class V Common Stock, Series A Convertible Preferred Stock, and share-based compensation awards.
2    See Non-GAAP Financial Measures below for additional information regarding this non-GAAP financial measure.

Conference Call Details

Hagerty will hold a conference call to discuss the financial results today at 10:00 am Eastern Time. A webcast of the conference call, including its Investor Presentation highlighting full year 2024 financial results, will be available on Hagerty’s investor relations website at investor.hagerty.com. The dial-in for the conference call is (877) 423-9813 (toll-free) or (201) 689-8573 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available at investor.hagerty.com following the call.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. All statements provided, other than statements of historical fact, are forward-looking statements, including those regarding Hagerty’s future operating results and financial position, Hagerty’s business strategy and plans, products, services, and technology implementations, market conditions, growth and trends, expansion plans and opportunities, and Hagerty’s objectives for future operations. The words "anticipate," "believe," "envision," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," "ongoing," "contemplate," and similar expressions, and the negative of these expressions, are intended to identify forward-looking statements.

Hagerty has based these forward-looking statements largely on current expectations about future events, which may not materialize. Actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. These factors include, among other things, Hagerty’s ability to: (i) compete effectively within our industry and attract and retain our insurance policyholders and paid HDC subscribers; (ii) maintain key strategic relationships with our insurance distribution and underwriting carrier partners; (iii) prevent, monitor, and detect fraudulent activity; (iv) manage risks associated with disruptions, interruptions, outages or other issues with our technology platforms or our use of third-party services; (v) accelerate the adoption of our membership and marketplace products and services, as well as any new insurance programs and products we offer; (vi) manage the cyclical nature of the insurance business, including through any periods of recession, economic downturn or inflation; (vii) address unexpected increases in the frequency or severity of claims, and (viii) comply with the numerous laws and regulations applicable to our business, including state, federal and foreign laws relating to insurance and rate increases, privacy, the internet, and accounting matters.

The forward-looking statements herein represent the judgment of Hagerty as of the date of this release and Hagerty disclaims any intent or obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. This press release should be read in conjunction with the information included in the Hagerty's other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand Hagerty’s reported financial results and its business outlook for future periods.

About Hagerty, Inc. (NYSE: HGTY)

Hagerty is an automotive enthusiast brand committed to saving driving and to fueling car culture for future generations. The company is a leading provider of specialty vehicle insurance, expert car valuation data and insights, live and digital car auction services, immersive events and automotive entertainment custom made for the 67 million Americans who self-describe as car enthusiasts. Hagerty also operates in Canada and the U.K. and is home to Hagerty Drivers Club, a community of over 875,000 who can’t get enough of cars. For more information, please visit www.hagerty.com or connect with us on Facebook, Instagram, Twitter and LinkedIn..

More information can be found at newsroom.hagerty.com.

Contact: Jay Koval, investor@hagerty.com
Hagerty Media Contact: Andrew Heller, aheller@hagerty.com

Category: Financial

Source: Hagerty

Hagerty, Inc.
Consolidated Statements of Operations (Unaudited)

	Three months ended December 31,
	2024	2023	$ Change	% Change

REVENUE:	in thousands (except percentages and per share amounts)
Commission and fee revenue	$89,423	$77,540	$11,883	15.3%
Earned premium	168,407	147,368	21,039	14.3%
Membership, marketplace and other revenue	33,901	20,135	13,766	68.4%
Total revenue	291,731	245,043	46,688	19.1%
OPERATING EXPENSES:
Salaries and benefits	60,462	56,774	3,688	6.5%
Ceding commissions, net	79,842	70,617	9,225	13.1%
Losses and loss adjustment expenses	72,078	61,197	10,881	17.8%
Sales expense	43,732	31,587	12,145	38.4%
General and administrative expenses	20,432	20,569	(137)	(0.7)%
Depreciation and amortization	9,147	10,916	(1,769)	(16.2)%
Restructuring, impairment and related charges, net	—	(45)	45	(100.0)%
Gains, losses, and impairments related to divestitures	—	(99)	99	(100.0)%
Total operating expenses	285,693	251,516	34,177	13.6%
OPERATING INCOME (LOSS)	6,038	(6,473)	12,511	193.3%
Gain (loss) related to warrant liabilities, net	—	12,962	(12,962)	(100.0)%
Interest and other income (expense), net	7,863	7,144	719	10.1%
INCOME BEFORE INCOME TAX EXPENSE	13,901	13,633	268	2.0%
Income tax expense	(5,461)	(4,591)	(870)	19.0%
NET INCOME	8,440	9,042	(602)	(6.7)%
Net (income) loss attributable to non-controlling interest	(5,335)	5,529	(10,864)	(196.5)%
Accretion of Series A Convertible Preferred Stock	(1,875)	(1,839)	(36)	2.0%
NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCKHOLDERS	$1,230	$12,732	$(11,502)	(90.3)%

Earnings per share of Class A Common Stock:
Basic	$0.01	$0.14
Diluted	$0.01	$0.03

Weighted average shares of Class A Common Stock outstanding:
Basic	90,032	84,588
Diluted	90,032	347,455

Hagerty, Inc.
Consolidated Statements of Operations

	Year ended December 31,
	2024	2023	$ Change	% Change

REVENUE:	in thousands (except percentages and per share amounts)
Commission and fee revenue	$423,240	$365,512	$57,728	15.8%
Earned premium	643,324	531,866	111,458	21.0%
Membership, marketplace and other revenue	133,474	102,835	30,639	29.8%
Total revenue	1,200,038	1,000,213	199,825	20.0%
OPERATING EXPENSES:
Salaries and benefits	221,463	216,896	4,567	2.1%
Ceding commissions, net	301,719	251,805	49,914	19.8%
Losses and loss adjustment expenses	298,593	220,658	77,935	35.3%
Sales expense	190,523	156,378	34,145	21.8%
General and administrative expenses	82,504	85,434	(2,930)	(3.4)%
Depreciation and amortization	38,905	45,809	(6,904)	(15.1)%
Restructuring, impairment and related charges, net	—	8,812	(8,812)	(100.0)%
Gains, losses, and impairments related to divestitures	(87)	4,013	(4,100)	(102.2)%
Total operating expenses	1,133,620	989,805	143,815	14.5%
OPERATING INCOME	66,418	10,408	56,010	538.1%
Gain (loss) related to warrant liabilities, net	(8,544)	11,543	(20,087)	(174.0)%
Interest and other income (expense), net	35,808	22,821	12,987	56.9%
INCOME BEFORE INCOME TAX EXPENSE	93,682	44,772	48,910	109.2%
Income tax expense	(15,379)	(16,593)	1,214	(7.3)%
NET INCOME	78,303	28,179	50,124	177.9%
Net (income) loss attributable to non-controlling interest	(61,286)	(7,948)	(53,338)	N/M
Accretion of Series A Convertible Preferred Stock	(7,427)	(3,677)	(3,750)	102.0%
NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCKHOLDERS	$9,590	$16,554	$(6,964)	(42.1)%

Earnings per share of Class A Common Stock:
Basic	$0.10	$0.19
Diluted	$0.10	$0.09

Weighted average shares of Class A Common Stock outstanding:
Basic	87,529	84,180
Diluted	88,504	340,323

N/M = Not meaningful

Hagerty, Inc.
Consolidated Balance Sheets

	December 31,	December 31,
	2024	2023

ASSETS	in thousands (except share amounts)
Current Assets:
Cash and cash equivalents	$104,784	$108,326
Restricted cash and cash equivalents	128,061	615,950
Investments	73,957	10,946
Accounts receivable	84,763	71,530
Premiums receivable	153,748	137,525
Commissions receivable	20,430	79,115
Notes receivable	45,417	35,896
Deferred acquisition costs, net	156,466	141,637
Other current assets	90,779	49,293
Total current assets	858,405	1,250,218
Investments	515,570	5,526
Notes receivable	11,555	17,018
Property and equipment, net	18,205	20,764
Lease right-of-use assets	44,485	50,515
Intangible assets, net	90,107	91,924
Goodwill	114,123	114,214
Other long-term assets	56,888	38,033
TOTAL ASSETS	$1,709,338	$1,588,212
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$73,383	$87,175
Losses payable	98,386	62,001
Provision for unpaid losses and loss adjustment expenses	168,492	136,507
Commissions payable	77,389	108,739
Advance premiums and due to insurers	108,352	100,286
Unearned premiums	357,539	317,275
Contract liabilities	31,905	30,316
Total current liabilities	915,446	842,299
Long-term lease liabilities	43,178	50,459
Long-term debt, net	104,968	130,680
Warrant liabilities	—	34,018
Deferred tax liability	18,065	15,937
Contract liabilities	15,334	17,335
Other long-term liabilities	4,178	4,139
TOTAL LIABILITIES	1,101,169	1,094,867
Commitments and Contingencies	—	—
TEMPORARY EQUITY [1]
Preferred stock, $0.0001 par value (20,000,000 shares authorized, 8,483,561 Series A Convertible Preferred Stock issued and outstanding as of December 31, 2024 and December 31, 2023)	84,663	82,836
STOCKHOLDERS' EQUITY
Class A Common Stock, $0.0001 par value (500,000,000 shares authorized, 90,032,391 and 84,588,536 issued and outstanding as of December 31, 2024 and December 31, 2023, respectively)	9	8
Class V Common Stock, $0.0001 par value (300,000,000 authorized, 251,033,906 shares issued and outstanding as of December 31, 2024 and December 31, 2023)	25	25
Additional paid-in capital	603,780	561,754
Accumulated earnings (deficit)	(451,978)	(468,995)
Accumulated other comprehensive income (loss)	(1,514)	(88)
Total stockholders' equity	150,322	92,704
Non-controlling interest	373,184	317,805
Total equity	523,506	410,509
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$1,709,338	$1,588,212

1 The Series A Convertible Preferred Stock is recorded within Temporary Equity because it has equity conversion and cash redemption features.

Hagerty, Inc.
Consolidated Statements of Cash Flows

	Year ended December 31,
	2024	2023

OPERATING ACTIVITIES:	in thousands
Net income	$78,303	$28,179
Adjustments to reconcile net income to net cash from operating activities:
Impairment of operating lease right-of-use assets	—	1,147
Loss on disposals of equipment, software and other assets	500	1,894
(Gain) loss related to warrant liabilities, net	8,544	(11,543)
Depreciation and amortization	38,905	45,809
Provision for deferred taxes	2,929	2,921
Share-based compensation expense	17,357	18,017
Non-cash lease expense	8,053	11,681
Realized (gain) loss on investments, net	(2,223)	—
(Accretion) amortization of discount and premium, net	(3,386)	34
Other	5,300	1,334
Changes in operating assets and liabilities:
Accounts, premiums and commissions receivable	26,498	(69,879)
Deferred acquisition costs, net	(14,829)	(34,295)
Losses payable	36,385	6,485
Provision for unpaid losses and loss adjustment expenses	31,985	24,766
Commissions payable	(31,350)	31,664
Advance premiums and due to insurers	8,418	14,880
Unearned premiums	40,264	81,813
Operating lease assets and liabilities	(9,036)	(11,243)
Other assets and liabilities, net	(65,593)	(9,958)
Net Cash Provided by Operating Activities	177,024	133,706
INVESTING ACTIVITIES:
Capital expenditures	(21,344)	(26,403)
Acquisitions, net of cash acquired, and other investments	(25,120)	(8,683)
Issuance of notes receivable	(65,770)	(24,939)
Collection of notes receivable	59,788	10,357
Purchases of fixed maturity securities	(669,452)	(10,568)
Proceeds from sales of fixed maturity securities	64,827	—
Proceeds from maturities of fixed maturity securities	48,389	7,468
Purchases of equity securities	(10,861)	—
Other investing activities	979	121
Net Cash Used in Investing Activities	(618,564)	(52,647)
FINANCING ACTIVITIES:
Payments on long-term debt	(90,775)	(139,850)
Proceeds from long-term debt, net of issuance costs	61,972	161,547
Proceeds from issuance of Series A Convertible Preferred Stock, net of issuance costs	—	79,159
Distributions paid to non-controlling interest unit holders	(6,683)	—
Payment of Series A Convertible Preferred Stock dividends	(5,600)	—
Funding of employee tax obligations upon vesting of share-based payments	(5,836)	—
Other financing activities	—	2,305
Net Cash Provided by (Used in) Financing Activities	(46,922)	103,161
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(2,969)	865

Change in cash and cash equivalents and restricted cash and cash equivalents	(491,431)	185,085
Beginning cash and cash equivalents and restricted cash and cash equivalents	724,276	539,191
Ending cash and cash equivalents and restricted cash and cash equivalents	$232,845	$724,276

Hagerty, Inc.
Key Performance Indicators and Certain Non-GAAP Financial Measures

Key Performance Indicators

The tables below present a summary of our Key Performance Indicators, which include important operational metrics, as well as certain financial measures prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and non-GAAP financial measures. We use these Key Performance Indicators to evaluate our business, measure our performance, identify trends against planned initiatives, prepare financial projections, and make strategic decisions. We believe these Key Performance Indicators are useful in evaluating our performance when read together with our Consolidated Financial Statements prepared in accordance with GAAP.

	Year ended December 31,
	2024	2023	Change

Operational Metrics	dollars in thousands (except per share amounts)
Total Written Premium	$1,044,492	$907,175	$137,317	15.1%
Hagerty Re Loss Ratio	46.4%	41.5%	4.9%	N/M
Hagerty Re Combined Ratio	94.1%	89.2%	4.9%	N/M
New Business Count — Insurance	278,556	254,386	24,170	9.5%

GAAP Financial Measures
Total Revenue	$1,200,038	$1,000,213	$199,825	20.0%
Operating Income	$66,418	$10,408	$56,010	538.1%
Net Income	$78,303	$28,179	$50,124	177.9%
Basic Earnings Per Share	$0.10	$0.19	$(0.09)	(47.4)%
Diluted Earnings Per Share	$0.10	$0.09	$0.01	11.1%

Non-GAAP Financial Measures
Adjusted EBITDA	$124,473	$88,162	$36,311	41.2%
Adjusted Earnings Per Share	$0.24	$0.04	$0.20	500.0%

N/M = Not meaningful

	December 31,
	2024	2023	Change

Operational Metrics
Policies in Force	1,506,451	1,401,037	105,414	7.5%
Policies in Force Retention	89.0%	88.7%	0.3%	N/M
Vehicles in Force	2,576,700	2,378,883	197,817	8.3%
HDC Paid Member Count	875,822	815,007	60,815	7.5%
Net Promoter Score (NPS)	82	82	—	—%

N/M = Not meaningful

Non-GAAP Financial Measures

Adjusted EBITDA

We define Adjusted EBITDA as consolidated Net income, excluding net interest and other income (expense), income tax expense, and depreciation and amortization, further adjusted to exclude (i) net gains and losses related to our warrant liabilities; (ii) share-based compensation expense; and when applicable, (iii) restructuring, impairment and related charges; (iv) gains, losses and impairments related to divestitures; and (v) certain other unusual items.

We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. We use Adjusted EBITDA as a measure of the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations.

By providing this non-GAAP financial measure, together with a reconciliation to Net income, which is the most comparable GAAP measure, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. However, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for Net income or other financial statement data presented in our Consolidated Financial Statements as indicators of financial performance. Our definition of Adjusted EBITDA may be different than similarly titled measures used by other companies in our industry, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies.

The following table reconciles Adjusted EBITDA to the most directly comparable GAAP measure, which is Net income:

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023

	in thousands
Net income	$8,440	$9,042	$78,303	$28,179
Interest and other (income) expense [1,2]	(7,863)	(7,144)	(35,808)	(22,821)
Income tax expense	5,461	4,591	15,379	16,593
Depreciation and amortization	9,147	10,916	38,905	45,809
EBITDA	15,185	17,405	96,779	67,760
Restructuring, impairment and related charges, net	—	(45)	—	8,812
(Gain) loss related to warrant liabilities, net	—	(12,962)	8,544	(11,543)
Share-based compensation expense	4,339	4,860	17,357	17,729
Gains, losses, and impairments related to divestitures	—	(99)	(87)	4,013
Other unusual items [3]	344	554	1,880	1,391
Adjusted EBITDA	$19,868	$9,713	$124,473	$88,162

1    Excludes interest expense related to the BAC Credit Facility, which is recorded within "Sales expense" on the Consolidated Statements of Operations.
2    Includes interest income and net investment income related to our investment portfolio, which was diversified in the second quarter of 2024 and resulted in opening positions in higher yielding fixed maturity securities, and, to a much lesser extent, equity securities.
3    Other unusual items includes professional fees associated with the warrant exchange, as well as certain material severance expenses for the year ended December 31, 2024 and certain legal settlement expenses (net) recognized for the year ended December 31, 2023.

The following table reconciles Adjusted EBITDA for the year ended December 31, 2024 Outlook to the most directly comparable GAAP measure, which is Net income:

	2025 Low	2025 High

	in thousands
Net income	$102,000	$110,000
Interest and other (income) expense [1,2]	(32,000)	(32,000)
Income tax expense	21,000	23,000
Depreciation and amortization	39,000	39,000
Share-based compensation expense	20,000	20,000
Adjusted EBITDA	$150,000	$160,000

1    Excludes interest expense related to the BAC Credit Facility, which is recorded within "Sales expense" on the Consolidated Statements of Operations.
2    Includes interest income and net investment income related to our investment portfolio, which was diversified in the second quarter of 2024 and resulted in opening positions in higher yielding fixed maturity securities, and, to a much lesser extent, equity securities.

Adjusted EPS

We define Adjusted Earnings Per Share ("Adjusted EPS") as consolidated Net income, excluding net gains and losses related to our warrant liabilities, divided by our outstanding and total potentially dilutive securities, which includes (i) the weighted average issued and outstanding shares of Class A Common Stock; (ii) all issued and outstanding non-controlling interest units of THG; (iii) all issued and outstanding shares of our Series A Convertible Preferred Stock on an as-converted basis; (iv) all unissued share-based compensation awards; and (v) all unexercised warrants outstanding prior to the Warrant Exchange.

The most directly comparable GAAP measure to Adjusted EPS is basic earnings per share ("Basic EPS"), which is calculated as Net income available to Class A Common Stockholders divided by the weighted average number of Class A Common Stock shares outstanding during the period.

We present Adjusted EPS because we consider it to be an important supplemental measure of our operating performance and believe it is used by securities analysts, investors and other interested parties in evaluating the consolidated performance of other companies in our industry. We also believe that Adjusted EPS, which compares our consolidated Net income with our outstanding and potentially dilutive shares, provides useful information to investors regarding our performance on a fully consolidated and fully diluted basis.

Management uses Adjusted EPS:

•as a measurement of operating performance of our business on a fully consolidated and fully diluted basis;
•to evaluate the performance and effectiveness of our operational strategies; and
•as a preferred predictor of core operating performance, comparisons to prior periods and competitive positioning.

We caution investors that Adjusted EPS is not a recognized measure under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, including Basic EPS, and that Adjusted EPS, as we define it, may be defined or calculated differently by other companies. In addition, Adjusted EPS has limitations as an analytical tool and should not be considered as a measure of profit or loss per share.

The following table reconciles Adjusted EPS to the most directly comparable GAAP measure, which is Basic EPS:

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023

	in thousands (except per share amounts)
Numerator:
Net income available to Class A Common Stockholders [1]	$1,144	$11,786	$8,900	$15,881
Accretion of Series A Convertible Preferred Stock	1,875	1,839	7,427	3,677
Undistributed earnings allocated to Series A Convertible Preferred Stock	86	946	690	673
Net income (loss) attributable to non-controlling interest	5,335	(5,529)	61,286	7,948
Consolidated net income	8,440	9,042	78,303	28,179
(Gain) loss related to warrant liabilities, net	—	(12,962)	8,544	(11,543)
Adjusted consolidated net income (loss) [2]	$8,440	$(3,920)	$86,847	$16,636

Denominator:
Weighted average shares of Class A Common Stock outstanding [1]	90,032	84,588	87,529	84,180
Total potentially dilutive securities outstanding:
Non-controlling interest THG units	255,178	255,499	255,178	255,499
Series A Convertible Preferred Stock, on an as-converted basis	6,785	6,785	6,785	6,785
Total unissued share-based compensation awards	7,980	8,385	7,980	8,385
Total warrants outstanding	—	19,484	—	19,484
Potentially dilutive shares outstanding	269,943	290,153	269,943	290,153
Fully dilutive shares outstanding [2]	359,975	374,741	357,472	374,333

Basic EPS [1]	$0.01	$0.14	$0.10	$0.19

Adjusted EPS [2]	$0.02	$(0.01)	$0.24	$0.04

1    Numerator and Denominator of the GAAP measure Basic EPS
2    Numerator and Denominator of the non-GAAP measure Adjusted EPS